UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Cerus Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERUS CORPORATION
2411 Stanwell Drive
Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 6, 2005

TO THE STOCKHOLDERS OF CERUS CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of CERUS CORPORATION, a Delaware corporation. The meeting will be held on Monday, June 6, 2005 at 9:00 a.m., local time, at our offices at 2411 Stanwell Drive, Concord, California, for the following purposes:

1.                To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

2.                To approve our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 900,000 shares.

3.     To approve our Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 250,000 shares.

4.                To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

5.                To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 20, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors.

Lori L. Roll
Corporate Secretary
Concord, California
May 5, 2005

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE OR, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CERUS CORPORATION
2411 Stanwell Drive
Concord, CA 94520

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2005

Questions and Answers About This Proxy Material and Voting

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cerus Corporation is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or via the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 20, 2005 will be entitled to vote at the annual meeting. On this record date, there were 22,302,513 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2005 your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or via the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2005 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•       the election of three directors;

•       the approval of our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 900,000 shares;

•       the approval of our Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 250,000 shares; and

•       the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’s voting Web site at www.proxyvote.com.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 5, 2005. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Telephone and Internet proxy voting procedures are designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone and Internet access, such as usage charges from telephone companies and Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” election of the three nominees for director, “For” approval of our 1999 Equity Incentive Plan, as amended, “For” approval of our Employee Stock Purchase Plan, as amended, and “For” ratification of the selection of Ernst & Young LLP as independent auditors (as further described in this proxy statement). If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a written notice that you are revoking your proxy to our Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520.

•       You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2006 to our Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so not earlier than March 8, 2006 and not later than April 7, 2006. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•       The directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees. Broker non-votes will have no effect.

•       To be approved, Proposal 2, approval of our 1999 Equity Incentive Plan, as amended, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal 3, approval of our Employee Stock Purchase Plan, as amended, must receive a “For” vote from the majority of shares present and entitled to vote in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal 4, the ratification of the selection of Ernst & Young LLP as independent auditors, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 22,302,513 shares of common stock outstanding and entitled to vote. Thus, 11,151,257 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board has six members for the seven positions that are currently authorized. As of January 31, 2005, C. Raymond Larkin, Jr. resigned as a member of the Board and the Board has not replaced Mr. Larkin’s position. Proxies will not be voted for a greater number of persons than the number of nominees named below. On May 10, 2004, Stephen T. Isaacs resigned as our President and Chief Executive Officer and as a member of the Board and Claes Glassell was appointed as our President and Chief Executive Officer and was elected as a member of the Board.

There are three directors in the class whose term of office expires in 2005. Each of the nominees listed below, except for Messrs. Glassell and Anderson, is currently a member of our Board who was previously elected by the stockholders. Mr. Anderson was recommended for election to our Board by our then Chief Executive Officer, Mr. Isaacs, and Mr. Glassell was elected to the Board in connection with his appointment as our President and Chief Executive Officer. If elected at the annual meeting, each of these nominees would serve until the 2008 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to invite the members of the Board to attend our annual stockholders’ meetings. All members of the Board attended last year’s annual stockholders meeting.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting, and their ages as of May 5, 2005:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

Timothy B. Anderson, 58, has served as a member of our Board since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 to 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. Mr. Anderson is currently a director of Lake Forest Hospital and a member of the Scientific Advisory Board of Baxter International.

Bruce C. Cozadd, 41, has served as a member of our Board since November 2001. Mr. Cozadd serves as Executive Chairman of Jazz Pharmaceuticals, Inc., a pharmaceutical company that he co-founded in 2003. Mr. Cozadd was Executive Vice President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 2000 until 2001, and held various management positions at ALZA from 1991 to 2000, including Senior Vice President and Chief Financial Officer. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. Mr. Cozadd is currently a director of two non-profit organizations.

Claes Glassell, 54, was appointed as our President and Chief Executive Officer and was elected as a member of our Board on May 10, 2004. Mr. Glassell was President, Chief Operating Officer and a director of Cambrex Corporation from July 2001 until January 2003, and held management positions at Cambrex Corporation from 1994 to 2001, including Executive Vice President and Chief Operating Officer from 2000 until 2001 and Vice President and Managing Director of Cambrex Limited from 1994 until 2000. Previously, Mr. Glassell was President and Chief Executive Officer of the Pharma Chemistry Business

Area of Nobel Chemicals International AB and held various international management assignments with Berol in the United States, United Kingdom and Sweden. Mr. Glassell served on the Board of the Swedish Chemical Industry Association from 1993 to 1996 and was also a member of the Responsible Care Committee for the Swedish Chemical Industry Association.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

B.J. Cassin, 71, has served as Chairman of the Board since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of PDF Solutions, Inc., as well as a number of private companies.

William R. Rohn, 61, has served as a member of our Board since March 2002. Mr. Rohn retired in January 2005 from his position of Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves as a director for Pharmacyclics, Inc., a pharmaceutical company, and several private companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Laurence M. Corash, MD., 61, one of our co-founders, has served as a member of our Board since December 2002 and has been our Vice President, Medical Affairs and Chief Medical Officer since July 1996. From July 1994 until he assumed his current position, Dr. Corash was Director of Medical Affairs. Dr. Corash was a consultant to us from 1991 to July 1994. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco since January 1982. From February 1990 to July 1994, Dr. Corash served as a consultant to the FDA Advisory Panel for Hematology Devices.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

During the fiscal year ended December 31, 2004, the Board held six meetings. The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2004, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except for Mr. Larkin.

The following table provides membership information for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating
B.J. Cassin			X	*	X	*
Timothy B. Anderson	X				X
Bruce C. Cozadd	X	*	X		X
Claes Glassell
Laurence M. Corash
William R. Rohn	X				X
Total meetings in fiscal year 2004	10		4		1

*                    Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

AUDIT COMMITTEE

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we have received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements; and reviews and discusses with management and the independent auditors our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the Securities and Exchange Commission (“SEC”). Three non-employee directors currently comprise the Audit Committee: Messrs. Cozadd (Chairman), Anderson and Rohn. All members of our Audit Committee are independent as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq Stock Market (“Nasdaq”) listing standards. In addition, the Board has determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Audit Committee met ten times during the 2004 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials. A copy of the Audit Committee Charter is also available on our Web site at www.cerus.com.

COMPENSATION COMMITTEE

The Compensation Committee of the Board reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; determines and approves the compensation and other terms of employment of our Chief Executive Officer; and reviews and approves the compensation and other terms of employment of the other officers.

The Compensation Committee also administers the issuance of stock options and other awards under our 1996 and 1999 Equity Incentive Plans, 1998 Non-Officer Stock Option Plan and Employee Stock Purchase Plan. We also have a Non-Officer Stock Option Committee that may award stock options to employees who are not officers, within limits established by the Compensation Committee. Two non-employee directors currently comprise the Compensation Committee: Messrs. Cassin (Chairman) and Cozadd. A copy of the Compensation Committee Charter is available on our Web site at www.cerus.com. All members of our Compensation Committee are independent as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times and acted by unanimous written consent six times during the 2004 fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board); reviewing and evaluating incumbent directors; recommending to the Board candidates for election to the Board; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. Four non-employee directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Cassin (Chairman), Anderson, Cozadd and Rohn. A copy of the Nominating and Corporate Governance Committee Charter is available on our Web site at www.cerus.com. All members of the Nominating and Corporate Governance Committee are independent as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during the 2004 fiscal year.

INDEPENDENCE OF THE BOARD

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the Board affirmatively has determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Glassell, our President and Chief Executive Officer, and Dr. Corash, our Vice President, Medical Affairs and Chief Medical Officer.

MEETINGS OF INDEPENDENT DIRECTORS

As required under Nasdaq listing standards, in 2004, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. The Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin, presided over these executive sessions.

DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee has not determined specific minimum criteria for a Board member to possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. The Nominating and Corporate Governance

Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has a policy of considering candidates for membership to the Board that are nominated by stockholders in the same manner as candidates recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications and a representation that the nominating stockholder is a beneficial or record owner of our stock to B.J. Cassin, Chairman of the Nominating and Corporate Governance Committee, Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our bylaws require that written recommendations be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chairman of a Board Committee, including the Chairman of executive sessions of non-management directors, by writing directly to those individuals at Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chairman of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

We have adopted the Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers, directors and employees. The Code is available on our Web site at www.cerus.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver as required by applicable laws.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Board of Cerus Corporation (the “Company”) acts under a written charter and currently comprises three directors satisfying the independence and financial literacy requirements of the Nasdaq listing standards. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the year ended December 31, 2004. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the Company’s independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees) and received by the Audit Committee, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors periodically, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The Audit Committee and the Board have also recommended, and have asked the stockholders to ratify, the selection of the Company’s independent auditors.

Audit Committee
Bruce C. Cozadd, Chairman
Timothy B. Anderson
William R. Rohn

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF THE 1999 EQUITY INCENTIVE PLAN, AS AMENDED

In April 1999, the Board adopted, and in July 1999 the stockholders approved, our 1999 Equity Incentive Plan (the “1999 Plan”). As a result of a series of amendments, an aggregate of 4,780,000 shares of common stock is authorized for issuance under the 1999 Plan.

In April 2005, the Compensation Committee, pursuant to authority delegated by the Board, approved an amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 1999 Plan by 900,000 shares, to a total of 5,680,000 shares. The Compensation Committee adopted this amendment in order to ensure that we can continue to make stock awards at levels determined appropriate by the Board and the Compensation Committee.

As of March 11, 2005, awards (net of canceled or expired awards) covering an aggregate of 3,679,542 shares of common stock had been granted under the 1999 Plan. There were 1,100,458 shares of common stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellations or expiration of awards or our reacquisition of unvested shares) available for future grant under the 1999 Plan.

Stockholders are requested in this Proposal 2 to approve the 1999 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1999 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The material terms and provisions of the 1999 Plan are summarized below. The 1999 Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is not a complete description of the 1999 Plan and is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520. The material features of the 1999 Plan are:

GENERAL

The 1999 Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonuses and restricted stock purchase awards (collectively “stock awards”). Incentive stock options granted under the 1999 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards. To date, we have granted only stock options and stock units under the 1999 Plan.

PURPOSE

The Board adopted the 1999 Plan to provide a means by which our employees, directors and consultants (or those of any affiliate) (collectively, “participants”) may be given an opportunity to benefit from increases in the value of our common stock, through the grant of stock awards, to assist in securing and retaining the services of such persons and to provide incentives for such persons to exert maximum efforts for our success.

ADMINISTRATION

The Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board has the power to construe and interpret the 1999 Plan and to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of such stock award may be exercised, the exercise or purchase price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the power to delegate administration of the 1999 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “outside directors” in accordance with Section 162(m) of the Code (“Section 162(m)”) or solely of two or more “non-employee directors” in accordance with Rule 16b-3 of the Exchange Act. For this purpose, an “outside director” generally is a director who is neither a current or former officer of ours nor a current employee, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m). See “Federal Income Tax Information” for a further discussion of the application of Section 162(m). A “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3). The Board has delegated administration of the 1999 Plan to the Compensation Committee. As used herein with respect to the 1999 Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

Incentive stock options may be granted under the 1999 Plan only to employees (including officers). Employees (including officers) and directors of, and consultants to, both us and any affiliate are eligible to receive all other types of stock awards under the 1999 Plan. As of March 11, 2005, all of our approximately 90 employees and directors, and, generally, all of our consultants, were eligible to receive awards under the 1999 Plan.

No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power or that of any of our affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1999 Plan and all other such plans of us and our affiliates) may not exceed $100,000.

No person may be granted options under the 1999 Plan exercisable for more than 250,000 shares of common stock during any calendar year (“Section 162(m) Limitation”). This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options with an exercise price per share at least equal to 100% of the fair market value of the stock on the date of grant, or upon the subsequent sale of the shares acquired under those options, will not be subject to the $1,000,000 limitation on the income deductibility of compensation paid per covered employee imposed under Section 162(m).

STOCK SUBJECT TO THE 1999 PLAN

Subject to approval of this Proposal, an aggregate of 5,680,000 shares of common stock is authorized for issuance under the 1999 Plan. If stock awards granted under the 1999 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such stock awards again become available for subsequent issuance under the 1999 Plan. If we reacquire unvested stock issued under the 1999 Plan, the reacquired stock will again become available for reissuance under the 1999 Plan for stock awards other than incentive stock options.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.   The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 85% of the fair market value of the stock on the date of grant. As of March 11, 2005, the closing price of our common stock as reported on the Nasdaq National Market was $3.82 per share.

Consideration.   The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.   Options granted under the 1999 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/48 of the total grant per month from the date of grant during the participant’s employment by, or service as a director of or consultant to, us (collectively, “service”); provided, however, that options granted to new employees typically do not commence vesting until after six months of employment. Options granted under the 1999 Plan also may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term.   The maximum term of options under the 1999 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1999 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within a period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options may provide for exercise within a longer or shorter period of time following termination of service.

An option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

NON-EMPLOYEE DIRECTORS’ SUB-PLAN

In November 1999, the Board adopted the 1999 Non-Employee Directors’ Stock Option Sub-Plan (the “Directors’ Sub-Plan”), under and within the limits set forth in the 1999 Plan, to provide for automatic, non-discretionary grants of non-statutory stock options to our directors who are not employees. Pursuant to the Directors’ Sub-Plan, on each January 1st, May 1st and September 1st, each of our non-employee directors receives an option to purchase one-third of 10,000 shares (15,000 shares in the case of the Chairman of the Board) of our common stock. Each option granted under the Directors’ Sub-Plan has an exercise price equal to the fair market value of our common stock on the grant date, a term of ten years and vests in four equal monthly installments from the date of grant as long as the optionee continues to provide service to us as a director, employee or consultant.

TERMS OF RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES

Purchase Price.   The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of our common stock on the date of purchase.

Consideration.   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan must be paid either in cash at the time the stock is purchased or at the discretion of the Board, (i) by delivery of shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board. The Board may award stock bonuses in consideration for past services without the payment of a purchase price.

Vesting.   Shares of stock sold or awarded under the 1999 Plan may, but need not be, subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan.

RESTRICTIONS ON TRANSFER

A participant in the 1999 Plan may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant non-statutory stock options that are transferable in certain limited instances. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Rights under a restricted stock purchase or stock bonus agreement may be transferred only on such terms and conditions as the Board may provide in the restricted stock purchase or stock bonus agreement.

CHANGES TO CAPITAL STRUCTURE

In the event any change is made in the common stock subject to the 1999 Plan, or subject to any stock award, without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 1999 Plan will be appropriately adjusted as to the class and maximum number of shares of common stock subject to the 1999 Plan and the Section 162(m) Limitation, and outstanding stock awards will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of certain significant corporate transactions, all outstanding stock awards under the 1999 Plan may be assumed or substituted by any surviving or acquiring corporation. If the surviving or acquiring corporation elects not to assume or substitute such stock awards, then (i) with respect to any such stock awards that are held by individuals then performing services for us or our affiliates, the vesting of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporation transaction.

A significant corporate transaction will be deemed to occur in the event of (i) a sale, lease, or other disposition of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation, or (iii) a merger in which we are the surviving corporation, but the shares of our common stock are converted into other property by virtue of the corporate transaction.

In the event of our dissolution or liquidation, all outstanding stock awards will terminate immediately prior to such event.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

DURATION, TERMINATION, AND AMENDMENT

The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1999 Plan will terminate on April 29, 2009.

The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy Section 422 of the Code, if applicable, Rule 16b-3 of the Exchange Act or any applicable Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 1999 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.   Incentive stock options granted under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may give rise to or increase the alternative minimum tax liability for the participant.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.   No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

If the exercise price of a nonstatutory stock option is less than the fair market value of the shares on the date of grant, the participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the shares on the vesting date, over (ii) the exercise price. In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

If the shares acquired upon exercise of a nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Purchase Awards and Stock Bonuses.   The tax principles applicable to restricted stock purchase awards and stock bonuses under the 1999 Plan will be substantially the same as those summarized above for the exercise of nonstatutory stock options.

Potential Limitation on Our Deductions.   Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if (i) such options aregranted by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant.

NEW PLAN BENEFITS

The following table presents information with respect to options we anticipate will be granted to our non-employee directors, as a group, in the 2005 fiscal year under the provisions of our Directors’ Sub-Plan, which was adopted under and within the limits set forth in the 1999 Plan.

New Plan Benefits
1999 Equity Incentive Plan

Name and Position	Number of Shares Underlying Options Granted
All Non-Employee Directors as a Group	45,000

OUR OTHER STOCK PLANS

1996 Equity Incentive Plan.   Our 1996 Equity Incentive Plan (the “1996 Plan”) provides for grants of incentive and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights. An aggregate of 1,470,000 shares of common stock has been reserved for issuance under the 1996 Plan. As of March 11, 2005, options to purchase 572,722 shares of common stock were outstanding under the 1996 Plan, and 36,139 shares remained available for grant. Incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees (including officers) of the Company and any parent or subsidiary. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto. The exercise price of incentive stock options granted under the 1996 Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for optionees deemed to own more than 10% of the outstanding voting power of the Company), and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date of the grant. The purchase price under a restricted stock purchase agreement may not be less than 85% of the stock’s fair market value on the date of grant. Stock bonuses may be awarded in consideration of services rendered. All stock options have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The 1996 Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary for the 1996 Plan to satisfy Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. The 1996 Plan contains adjustment and change of control provisions similar to those described above with respect to the 1999 Plan. The 1996 Plan will terminate on July 23, 2006.

1998 Non-Officer Stock Option Plan.   Our 1998 Non-Officer Stock Option Plan (the “Non-Officer Plan”) provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. An aggregate of 240,000 shares of common stock has been reserved for issuance under the Non-Officer Plan. As of March 11, 2005, options to purchase 157,194 shares were outstanding and 60,231 shares remained available for grant. The exercise price of options granted under the Non-Officer Plan may not be less than 85% of the fair market value of our common stock on the date of grant. All options granted under the Non-Officer Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The Non-Officer Plan and options thereunder may be amended by the Board at any time or from time to time. The Non-Officer Plan also contains the adjustment and change of control provisions described above with respect to the 1999 Plan. The Non-Officer Plan will terminate on November 4, 2008.

Employee Stock Purchase Plan.   Please see “Proposal 3—Approval of the Employee Stock Purchase Plan, as Amended” for a description of the Employee Stock Purchase Plan.

PROPOSAL 3

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

In July 1996, the Board adopted, and in January 1997 the stockholders approved, our Employee Stock Purchase Plan (the “Purchase Plan”). As a result of a series of amendments, an aggregate of 570,500 shares of common stock is authorized for issuance under the Purchase Plan.

In April 2005, the Compensation Committee, pursuant to authority delegated by the Board, approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by 250,000 shares, to a total of 820,500 shares. This amendment is intended to afford us greater flexibility in providing employees with stock incentives and ensures that we can continue to provide such incentives at levels determined appropriate by the Board and the Compensation Committee.

In the fiscal year ended December 31, 2004, shares of common stock were purchased at prices ranging from approximately $1.82 to $3.30 per share in the following amounts under the Purchase Plan: Howard G. Ervin, 6,476 shares, Stephen T. Isaacs, 3,260 shares, all current executive officers as a group, 6,476 shares, and all employees as a group (excluding current executive officers), 84,281 shares.

As of March 11, 2005, an aggregate of 359,313 shares of common stock had been granted under the Purchase Plan, and 211,187 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

The material terms and provisions of the Purchase Plan are summarized below. The Purchase Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is not a complete description of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520. The material features of the Purchase Plan, as amended, are:

PURPOSE

The purpose of the Purchase Plan is to provide a means by which our employees (and those of any affiliate designated by our Board) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. As of March 11, 2005 approximately 84 of our 86 employees were eligible to participate in the Purchase Plan.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any affiliate shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of one or more Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

OFFERINGS

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is six months in duration.

ELIGIBILITY

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any affiliate designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee is in our employ as of the first day of the offering period.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of stock of any of our affiliates (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit an employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans in any calendar year.

PARTICIPATION IN THE PLAN

Eligible employees become participants in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, or as otherwise determined by the Board for new employees, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the purchase period.

PURCHASE PRICE

The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date.

PAYMENT OF PURCHASE PRICE, PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may discontinue his or her payroll deductions or terminate his or her participation in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is terminated, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

WITHDRAWAL

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or to obtain employee stock purchase plan treatment under Section 423 of the Code.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted, except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Purchase Plan and/or rights granted under the Purchase Plan comply with the requirements of Section 423 of the Code.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of our dissolution or liquidation or the consummation of a specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the common stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

OUR OTHER STOCK PLANS

1999 Equity Incentive Plan.   Please see “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the 1999 Plan.

1999 Non-Employee Directors’ Stock Option Sub-Plan.   Please see “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the Directors’ Sub-Plan.

1996 Equity Incentive Plan.   Please see “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the 1996 Plan.

1998 Non-Officer Stock Option Plan.   Please see “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the Non-Officer Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders:	4,136,212	14.71	1,392,376
Equity compensation plans not approved by security holders:	157,431	15.72	59,994
Total	4,293,643	14.75	1,452,370

(1)          Includes 268,761 shares authorized for future issuance under the Purchase Plan.

(2)          The Non-Officer Plan, as in effect on December 31, 2004, was adopted without the approval of our security holders. Please see “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the Non-Officer Plan.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our stockholders and us.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

INDEPENDENT AUDITORS’ FEES

The following table presents aggregate fees, in thousands, billed for fiscal years ended December 31, 2004 and 2003 by Ernst & Young LLP, our principal accountant.

	Fiscal 2004	Fiscal 2003
Audit Fees	$ 532.6	$ 240.5
Audit-Related Fees	54.8	102.2
Tax Fees	23.5	20.9
All Other Fees	—	—
Total Fees	$ 610.9	$ 363.6

Audit Services Fees.   Audit services fees include fees for services rendered in connection with the annual audit of our financial statements. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent auditor reasonably can provide to a client.

Audit-Related Fees.   Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category may include fees related to consultations regarding generally accepted accounting principles, review and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of employee benefit plans and reviews of information systems and general internal controls.

Tax Fees.   Tax fees include tax compliance and international tax advice and planning services.

All Other Fees.   No fees were billed in this category for fiscal years 2004 or 2003.

AUDIT COMMITTEE DISCLOSURE

All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 11, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner(2)	Number of Shares	Percent of Total(%)
AXA Financial, Inc. and related entities 1290 Avenue of the Americas New York, NY 10104(3)	3,238,283	14.5
Ira Sochet 1602 Micanopy Avenue Miami, FL 33133(4)	1,226,381	5.5
ING Groep N.V. Amstelveenseweg 500 1081 KL Amsterdam The Netherlands(5)	1,163,960	5.2
Claes Glassell(6)	210,414	*
Laurence M. Corash(7)	482,629	2.1
David N. Cook(8)	154,770	*
Howard G. Ervin(9)	148,002	*
William J. Dawson(10)	53,124	*
Stephen T. Isaacs(11)	473,638	2.1
Gregory W. Schafer(12)	6,404	*
B.J. Cassin(13)	632,225	2.8
Bruce C. Cozadd(14)	49,594	*
William R. Rohn(15)	46,142	*
Timothy B. Anderson(16)	34,607	*
All current executive officers and directors as a group (9 persons)(17)	1,811,507	7.8

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 22,302,419 shares outstanding on March 11, 2005, adjusted as required by rules promulgated by the SEC.

(2)          Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520.

(3)          Based upon information contained in Schedule 13G Amendment No. 3, effective as of December 31, 2004, as filed with the SEC on February 14, 2005, on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (as a group, “The Mutuelles”), AXA, and AXA Financial, Inc. (“AXF”). AXA Equitable Life Insurance Company, a

subsidiary of AXF, has sole voting power with respect to 261,285 shares and sole dispositive power with respect to 261,285 shares, acquired solely for investment purposes. Alliance Capital Management L.P. (“Alliance”), a subsidiary of AXF, has sole voting power with respect to 27,240 shares, shared voting power with respect to 1,785,798 shares, and sole dispositive power with respect to 2,976,998 shares. Alliance’s shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

(4)          Based upon information contained in Schedule 13D, effective January 11, 2005, as filed with the SEC on January 12, 2005 and 5% Stockholder Questionnaire, dated April 11, 2005, 1,200,396 shares are directly owned by Ira Sochet and 25,985 shares are owned directly by Investors Risk Advantage L.P. (“IRA”). Mr. Sochet is the sole and managing member of Investors Risk Advantage LLC, which is the sole general partner of IRA.

(5)          Based upon information contained in Schedule 13G, effective as of December 31, 2004, as filed with the SEC on February 10, 2005. ING Groep N.V. and Directed Services, Inc. share voting and investment power with regard to 1,163,960 shares. Directed Services, Inc. is the investment advisor to ING Alliance Midcap Growth Portfolio, which is the beneficial owner of 1,163,960 shares.

(6)          Includes 135,414 shares underlying currently exercisable stock options. On May 10, 2004, Mr. Glassell was appointed as our President and Chief Executive Officer and was elected as a member of the Board.

(7)          Includes 229,604 shares underlying currently exercisable stock options.

(8)          Includes 120,937 shares underlying currently exercisable stock options.

(9)          Includes 119,466 shares underlying currently exercisable stock options.

(10)   Includes 28,124 shares underlying currently exercisable stock options. Mr. Dawson was appointed as our Vice President, Finance and Chief Financial Officer effective August 9, 2004.

(11)   Includes 4,850 shares held by Mr. Isaacs’ spouse, Kathryn Macbride, as custodian for Alexandra Isaacs and 4,850 shares held by Kathryn Macbride as custodian for Megan Isaacs. Includes 221,750 shares underlying currently exercisable stock options. On May 10, 2004, Mr. Isaacs resigned as our President and Chief Executive Officer and as a member of the Board.

(12)   Mr. Schafer resigned as our Vice President, Finance and Chief Financial Officer effective August 9, 2004.

(13)   Includes 382,684 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 94,700 shares underlying currently exercisable stock options.

(14)   Includes 49,594 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 3,646 shares would be subject to a right of repurchase in our favor.

(15)   Includes 46,142 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 5,730 shares would be subject to a right of repurchase in our favor.

(16)   Includes 30,425 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 13,021 shares would be subject to a right of repurchase in our favor.

(17)   Includes 854,406 shares described in the notes above, as applicable, subject to currently exercisable stock options, 22,397 of which would be subject to a right of repurchase in our favor if exercised within 60 days of the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that one report covering one transaction was filed late by each of Timothy B. Anderson, B.J. Cassin, David N. Cook, Laurence M. Corash, Bruce C. Cozadd, Howard G. Ervin, Stephen T. Isaacs, C. Raymond Larkin, Jr., William R. Rohn and Baxter International Inc. and Subsidiaries Pension Trust.

EXECUTIVE OFFICERS

Our executive officers and their ages as of May 5, 2005 are as follows:

Name	Age	Position
Claes Glassell(1)	54	President, Chief Executive Officer and Director
David N. Cook	46	Vice President, Research and Development
Laurence M. Corash(1)	61	Vice President, Medical Affairs, Chief Medical Officer and Director
Howard G. Ervin	57	Vice President, Legal Affairs
William J. Dawson	50	Vice President, Finance and Chief Financial Officer

(1)          For biographical information, please see “Proposal 1-Election of Directors”.

David N. Cook was appointed our Vice President, Research and Development in June 2001. From 1999 to 2001, Dr. Cook was senior vice president of research and development of Eligix Incorporated. Dr. Cook joined us in 1993 as the Director of Red Cell Development and served as the Vice President of Commercialization from 1998 to 1999. From 1990 to 1993, Dr. Cook served as a postdoctoral scientist for the Lawrence Berkeley National Laboratory.

William J. Dawson was appointed our Vice President, Finance, and Chief Financial Officer in August 2004. From 2002 until 2004, Mr. Dawson was Corporate Senior Vice President, Finance and Operations, and Chief Financial Officer of Dynavax Technologies Corporation, a biopharmaceutical company. From 1998 until 2001, Mr. Dawson was Corporate Senior Vice President, Business Development, for McKesson Corporation, a pharmaceutical distribution and healthcare services company. He was also acting Chief Financial Officer of iMcKesson, an internet healthcare-related subsidiary of McKesson. Prior to joining McKesson, Mr. Dawson spent 15 years as a senior officer in corporate finance with three investment banking firms. Mr. Dawson serves on the boards of McGrath RentCorp, an equipment finance company, and Wellington Trust Company, a subsidiary of Wellington Management Company LLP, a private institutional fund management company.

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Non-employee directors receive cash compensation for their services as members of the Board, and are reimbursed for certain expenses in connection with attendance at Board and committee meetings. The Directors’ Sub-Plan was adopted in November 1999 by the Board to provide for automatic, non-discretionary option grants to our non-employee directors, beginning in 2000. See Proposal 2 for a description of the terms of options that may be granted to non-employee directors under the Directors’ Sub-Plan. In 2004, Mr. Anderson received cash compensation of $31,000 and options covering 2,091 shares at an exercise price of $4.54 per share, 2,091 shares at an exercise price of $3.25 per share and 2,091 shares at an exercise price of $2.14 per share; Mr. Cassin received cash compensation of $50,750 and options covering 5,000 shares at an exercise price of $4.54 per share, 5,000 shares at an exercise price of $3.25 per share and 5,000 shares at an exercise price of $2.14 per share; Mr. Cozadd received cash compensation of $59,000 and options covering 3,334 shares at an exercise price of $4.54 per share, 3,333 shares at an exercise price of $3.25 per share and 3,333 shares at an exercise price of $2.14 per share; Mr. Rohn received cash compensation of $45,000 and options covering 3,334 shares at an exercise price of $4.54 per share, 3,333 shares at an exercise price of $3.25 per share and 3,333 shares at an exercise price of $2.14 per share; and Mr. Larkin, who resigned as a member of the Board as of January 31, 2005, received cash compensation of $42,000 and options covering 3,334 shares at an exercise price of $4.54 per share, 3,333 shares at an exercise price of $3.25 per share and 3,333 shares at an exercise price of $2.14 per share. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $227,750.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer, our four other most highly compensated executive officers at December 31, 2004, Mr. Isaacs, who served as our Chief Executive Officer for part of 2004, and Mr. Schafer, who was among our four most highly compensated executive officers, but was not employed by us at December 31, 2004 (collectively, the “Named Executive Officers”):

Summary Compensation Table(1)

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)
Claes Glassell(3)	2004	273,667	175,000	59,174	—	600,000	828
President and Chief Executive	2003	—	—	—	—	—	—
Officer	2002	—	—	—	—	—	—
Laurence M. Corash(4)	2004	344,271	146,692	—	38,870	125,100	3,861
Vice President, Medical Affairs	2003	335,432	49,593	—	—	58,332	2,412
and Chief Medical Officer	2002	319,200	65,914	—	—	59,169	2,508
David N. Cook(5)	2004	282,603	121,784	—	38,870	125,025	844
Vice President, Research and	2003	262,384	41,796	—	—	83,165	822
Development	2002	218,750	43,624	—	—	43,335	465
Howard G. Ervin(6)	2004	270,696	121,784	—	35,490	100,050	2,412
Vice President, Legal Affairs	2003	258,998	30,579	—	—	40,998	2,412
	2002	253,050	43,624	—	—	35,727	2,489
William J. Dawson(7)	2004	98,558	34,635	—	—	150,000	518
Vice President, Finance and Chief	2003	—	—	—	—	—	—
Financial Officer	2002	—	—	—	—	—	—
Stephen T. Isaacs(8)	2004	147,910	—	—	53,742	—	326,932
President and Chief Executive	2003	415,000	—	—	—	85,000	1,242
Officer	2002	415,000	95,245	—	—	95,100	1,242
Gregory W. Schafer(9)	2004	165,357	—	—	—	75	180,322
Vice President, Finance and Chief	2003	243,000	33,145	—	—	41,265	473
Financial Officer	2002	240,000	45,120	—	—	43,385	454

(1)           In accordance with the rules of the SEC, the compensation described in this table does not include medical insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)           Restricted stock units vest at the rate of 1/4 of the grant every six months from the date of grant. Holders of restricted stock units are not entitled to any dividends paid in respect of our common stock.

(3)           In 2004, $59,174 was reimbursed by us for relocation expenses and $828 was paid by us in group term life insurance premiums. Mr. Glassell joined as our President and Chief Executive Officer and as a member of the Board on May 10, 2004.

(4)           All Other Compensation reflects group term life insurance premiums paid by us. In 2004, Dr. Corash was awarded 11,500 restricted stock units. At December 31, 2004, Dr. Corash was entitled to receive common stock with a fair market value of approximately $25,444 as of such date upon vesting of outstanding restricted stock units.

(5)           All Other Compensation reflects group term life insurance premiums paid by us. In 2004, Mr. Cook was awarded 11,500 restricted stock units. At December 31, 2004, Mr. Cook was entitled to receive common stock with a fair market value of approximately $25,444 as of such date upon vesting of outstanding restricted stock units.

(6)           All Other Compensation reflects group term life insurance premiums paid by us. In 2004, Mr. Ervin was awarded 10,500 restricted stock units. At December 31, 2004, Mr. Ervin was entitled to receive common stock with a fair market value of approximately $23,231 as of such date upon vesting of outstanding restricted stock units.

(7)           All Other Compensation reflects group term life insurance premiums paid by us. Mr. Dawson joined as our Vice President, Finance and Chief Financial Officer on August 9, 2004.

(8)           In 2004, $326,120 was paid by us in severance benefits pursuant to a separation agreement and $812 was paid by us in group term life insurance premiums. In 2003 and 2002, All Other Compensation reflects group term life insurance premiums paid by us. Mr. Isaacs resigned as our President and Chief Executive Officer and as a member of the Board on May 10, 2004. In 2004, Mr. Isaacs was awarded 15,900 restricted stock units that were fully vested as of May 10, 2004.

(9)           In 2004, $180,000 was paid by us in severance benefits pursuant to a separation agreement and $322 was paid by us in group term life insurance premiums. In 2003 and 2002, All Other Compensation reflects group term life insurance premiums paid by us. Mr. Schafer resigned as our Vice President, Finance and Chief Financial Officer on August 9, 2004.

STOCK OPTION GRANTS AND EXERCISES

We grant stock options to our executive officers under the 1996 Plan and the 1999 Plan.

The following table sets forth certain information for each grant of stock options made during the fiscal year ended December 31, 2004, to each of the Named Executive Officers:

Option Grants in Fiscal Year 2004

	Individual Grants				Potential Realizable
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal 2004	Exercise or Base Price	Expiration	Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(3)
Name	(#)(1)	(%)(2)	($/Share)	Date	5%($)	10%($)
Claes Glassell	500,000	24.1	3.25	4/30/14	1,021,954	2,589,831
	100,000	4.8	2.89	12/9/14	181,751	460,592
Laurence M. Corash	125,000	6.0	2.28	6/28/14	179,235	454,217
	100	*	2.51	11/15/14	158	400
David N. Cook	125,000	6.0	2.28	6/28/14	179,235	454,217
	25	*	2.43	6/29/14	38	97
Howard G. Ervin	100,000	4.8	2.28	6/28/14	143,388	363,373
	50		2.43	6/29/14	76	194
William J. Dawson	150,000	7.2	2.05	8/8/14	193,385	490,076
Stephen T. Isaacs	—	—	—	—	—	—
Gregory W. Schafer	75	*	2.43	6/29/14	115	290

*                    Less than one percent (1%)

(1)          Options generally vest ratably every month from the date of grant over four years. The options expire ten years from the date of grant or earlier upon termination of service as an employee, director or consultant. The options will fully vest upon certain changes in control, as defined in our option plans, unless the acquiring company assumes the options or substitutes similar options. See “Proposal 2—Approval of the 1999 Equity Incentive Plan, as Amended” for a description of the terms of options that may be granted under the 1996 Plan and the 1999 Plan.

(2)          Based on options to purchase 2,078,348 shares granted to employees in 2004.

(3)          The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually, Proposal 2 for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term.

The Named Executive Officers did not exercise any stock options during the fiscal year ended December 31, 2004. The following table sets forth, for each of the Named Executive Officers, the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Claes Glassell	—	—	72,916/527,084	0/6,000
Laurence M. Corash	—	—	214,953/189,672	4,485/83,750
David N. Cook	—	—	104,840/201,685	13/83,750
Howard G. Ervin	—	—	111,640/141,635	26/67,000
William J. Dawson	—	—	0/150,000	0/135,000
Stephen T. Isaacs	—	—	221,750/0	8,412/0
Gregory W. Schafer	—	—	0/0	0/0

(1)          Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Pursuant to a separation agreement with Stephen T. Isaacs, our former President and Chief Executive Officer, Mr. Isaacs is entitled to a cash severance benefit equal to $978,364, payable in a series of payments based on our regular payroll schedule, over a 24-month period. Mr. Isaacs also received accelerated vesting of an aggregate of 83,648 unvested stock options, an extension of the exercise period for 221,750 vested stock options until May 10, 2005 and accelerated vesting of 15,900 restricted stock units. In addition, Mr. Isaacs is entitled to COBRA health benefits coverage for a period of 24 months or until he becomes eligible for group health benefits through a new employer.

Pursuant to a separation agreement with Gregory W. Schafer, our former Vice President, Finance and Chief Financial Officer, Mr. Schafer received a one-time cash severance benefit equal to $180,000. In addition, Mr. Schafer is entitled to COBRA health benefits coverage for a period of 9 months or until he becomes eligible for group health benefits through a new employer.

Pursuant to a letter agreement with Claes Glassell, our current President and Chief Executive Officer, Mr. Glassell’s 2004 base salary was set at $415,000 and he will be eligible to receive an annual bonus based on corporate and individual performance criteria established annually by the Compensation Committee. For fiscal year 2004, Mr. Glassell received a minimum guaranteed annual bonus of $175,000. In addition, Mr. Glassell received options to purchase 500,000 shares of common stock that will vest over a four-year period and he is entitled to other benefits generally available to our other officers. In the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and the vesting of his stock options will be accelerated.

Laurence M. Corash, M.D., our Vice President, Medical Affairs and Chief Medical Officer, is a party to an agreement with us that provides that, in the event Dr. Corash’s employment with us is terminated for any reason other than for cause, he will receive severance pay equal to 34 weeks of his base salary and will receive full health benefits for 34 weeks from the date of such termination. The agreement provides that Dr. Corash shall not be entitled to any severance benefits if he is terminated after October 31, 2005.

David N. Cook, our Vice President, Research and Development, is a party to an agreement with us that provides that, in the event Dr. Cook’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from the date of such termination.

Howard G. Ervin, our Vice President, Legal Affairs, is a party to an agreement with us that provides that, in the event Mr. Ervin’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from such termination. In addition, the vesting of Mr. Ervin’s stock options will be accelerated in the event of his involuntary termination of employment or voluntary termination for good reason in contemplation of a change of control or within 12 months following a change of control.

Pursuant to a letter agreement with William J. Dawson, our Vice President, Finance and Chief Financial Officer, Mr. Dawson’s 2004 base salary was set at $250,000 and he will be eligible to receive an annual bonus under the Bonus Plan for Senior Management. The amount of bonus, if any, shall be subject to the sole discretion of the Board. In addition, Mr. Dawson received options to purchase 150,000 shares of common stock which will vest over a four-year period and he is entitled to other benefits generally available to our other officers. In the event Mr. Dawson’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Dawson’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and vesting of his stock options will be accelerated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

The Compensation Committee of the Board of Cerus Corporation (the “Company”) currently comprises two outside directors. The Compensation Committee is responsible for developing the Company’s compensation policies and for fixing the compensation levels of the Company’s officers and employees. The Company’s management compensation program is designed to reward outstanding performance and results, with its compensation philosophy and program objectives directed by two primary guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. To this end, the Compensation Committee strives to align its executive compensation with the mid- to high-range of executive compensation in comparable companies in the medical device and biotechnology industries. These companies may, but need not, be included in the Nasdaq Pharmaceutical Index. Second, the program is intended to create an alignment of interests between the Company’s executives and stockholders such that a significant portion of each executive’s compensation is directly linked to maximizing stockholder value.

In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Compensation Committee attempts to provide both short- and long-term incentive compensation that varies based on both corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three components: base salary, annual cash bonuses and long-term incentives. Long-term incentives have typically been in the form of stock options. In 2004, the Compensation Committee authorized the Company to grant restricted stock units, in addition to stock options, to employees.

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company’s 1996 Plan and 1999 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.”

BASE SALARY

The Company’s base salary program is based on a philosophy of providing base pay levels that are in the mid- to high-range of comparable companies in the medical device and biotechnology industries. The Compensation Committee periodically reviews the Company’s executive pay levels to ensure consistency with similarly positioned companies in such industries.

Annual salary adjustments are based on a subjective assessment of several factors, including individual performance and long-term value to the Company; competitive base salary levels; and the Company’s overall progress in advancing its lead products through development and clinical testing and developing new technologies. The weight of these factors in the case of a particular individual’s compensation may vary.

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL BONUS

Annual bonuses are intended to reward key employees based on corporate and individual performance, motivate key employees and provide pay-for-performance cash compensation opportunities. The criteria for bonus payments to the Company’s executive officers are based on the achievement of milestones and objectives established by the Compensation Committee at the beginning of the fiscal year. For fiscal year 2004, these goals included development goals for the Company’s immunotherapy programs, completion of the SPRINT data analysis for the platelet program, completion of the Phase IIIc clinical trial for the plasma program, progress toward a modified method for pathogen inactivation in red blood cells, entering into new collaborative agreements, significant progress toward restructured commercialization agreements with Baxter and reducing operating expenses.

LONG-TERM INCENTIVES

Long-term incentives are designed to focus the efforts of key employees on the Company’s long-term goals and to maximize total return to the Company’s stockholders. Up to fiscal 2004, the Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. In 2004, the Compensation Committee authorized the Company to grant restricted stock units, in addition to stock options, to employees. Stock options and restricted stock units align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date. The Company typically grants options at the time of commencement of employment and periodically thereafter. Restricted stock units issued to employees generally vest over two years and have been granted periodically beginning in 2004. In awarding stock options and restricted stock units, the Compensation Committee considers individual performance, overall contribution, officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant. Consistent with these criteria, the Compensation Committee granted stock options to the Company’s executive officers as set forth in the table captioned “Option Grants in Fiscal Year 2004” and granted stock units to the Company’s executive officers as set forth in the table captioned “Summary Compensation Table”.

FISCAL 2004 COMPENSATION

The compensation for the executive officers for fiscal 2004 was determined in the manner described above, and no particular quantitative measures were used by the Compensation Committee in determining their compensation except as so described.

Chief Executive Officer Compensation.   Mr. Glassell joined as the Company’s Chief Executive Officer on May 10, 2004. Mr. Glassell was awarded a fiscal year 2004 annual base salary of $415,000, a guaranteed fiscal year 2004 annual bonus of $175,000 and options to purchase 500,000 shares of the Company’s common stock. This offer was based largely on competitive base salary levels and comparisons with stock option levels of chief executive officers at similar companies within the medical device and biotechnology industries. Mr. Glassell was further awarded 100,000 stock options in 2004 due to his performance and overall contribution.

The 2004 base salary of the Company’s former Chief Executive Officer, Stephen T. Isaacs, was based largely on competitive base salary levels and 2003 performance. The Compensation Committee determined that the performance objectives for 2003 were not all met at the target level. Accordingly, the Compensation Committee deemed it appropriate to maintain Mr. Isaacs’ base salary for fiscal year 2004 at the same amount as in fiscal year 2003, $415,000. Mr. Isaacs was awarded 15,900 restricted stock units in 2004. Mr. Isaacs resigned as Chief Executive Officer on May 10, 2004 and no bonus was awarded to Mr. Isaacs for 2004.

Compensation Committee
B.J. Cassin, Chairman
Bruce C. Cozadd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board comprises two non-employee directors. No member of the Compensation Committee is, or was, formerly one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1999 for (i) our common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Stocks Index. All values assume reinvestment of the full amount of all dividends:

Comparison of 5-year Cumulative Total Return on Investment

(1)          This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEMNIFICATION AND LIMITATION OF DIRECTOR AND OFFICER LIABILITY

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers, Controller and Director of Finance. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer, Controller or Director of Finance, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll
Corporate Secretary
May 5, 2005

A copy of our annual report on Form 10-K/A for the fiscal year ended December 31, 2004 filed with the SEC is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520.

APPENDIX A—AUDIT COMMITTEE CHARTER

CERUS CORPORATION
CHARTER OF THE AUDIT COMMITTEE

As adopted by the Board of Directors on March 31, 2005

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cerus Corporation, a Delaware corporation (the “Company”) shall be to act on behalf of the Board of the Company in fulfilling the Board’s oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports, and the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the independent auditors and the Company’s financial management.

COMPOSITION

The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to audit committee members as in effect from time to time, when and as required by Nasdaq. To the extent mandated by the requirements of Nasdaq and/or the Securities and Exchange Commission (the “SEC”), at least one member of the Committee shall be a “financial expert” within the meaning of such requirements.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company on a timely basis after each meeting. The Committee shall report to the Board from time to time and whenever requested to do so by the Board.

AUTHORITY

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the independent auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, outside counsel, independent auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board and shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the policy of the Committee, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.     To evaluate the performance of the Company’s independent auditors, to consider their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its independent auditors or to appoint and engage new independent auditors for the ensuing year.

2.     To determine and approve engagements of the independent auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid, at the Company’s expense, to the independent auditors, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more members of the Committee so long as any such pre-approval decisions are presented to the full Committee at its next scheduled meeting.

3.     To determine and approve engagements of the independent auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more members of the Committee so long as any such pre-approval decisions are presented to the full Committee at its next scheduled meeting.

4.     To monitor the rotation of the independent audit partner with primary responsibility for the audit and the independent audit partner responsible for review of the audit as required by applicable law.

5.     At least annually, to receive and review written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the independent auditors any disclosed relationships or services that could affect the independent auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the independent auditors.

6.     To pre-approve employment by the Company of individuals formerly employed by the Company’s independent auditors.

7.     To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the SEC and to recommend to the Board whether or not such statements should be so included.

8.     To discuss with the independent auditors and management, as appropriate, the results of the annual audit, including the independent auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the independent auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

9.     To review and discuss with management and the independent auditors the results of the independent auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing of the Company’s Quarterly Report on Form 10-Q with the SEC, and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

10.   To review and discuss with management and the independent auditors, as appropriate, the Company’s disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

11.   To review and discuss with management and the independent auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

12.   To review and discuss with management and the independent auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13.   To review and discuss with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14.   To evaluate the cooperation received by the independent auditors during their audit examination, including a review with the independent auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15.   To review and discuss with the independent auditors and, if appropriate, management, any management letter issued or, to the extent practicable, proposed to be issued by the independent auditors and management’s response, if any, to such letter, as well as any additional material written communication between the independent auditors and management.

16.   To review and discuss with the independent auditors, as appropriate, communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.   To review and discuss with management and the independent auditors any material conflicts or disagreements between management and the independent auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18.   To confer with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting in effect (including any special audit steps taken in the event of material control deficiencies).

19.   Periodically, to meet in separate sessions with the independent auditors and management to discuss any matters that the Committee, the independent auditors or management believe should be discussed privately with the Committee.

20.   To consider and review with management, the independent auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.   To establish procedures, as required by applicable laws, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.   To review with counsel, the independent auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

23.   To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its code of ethics, including review and approval of related-party transactions as required by Nasdaq.

24.   To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.   To prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

26.   To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval, and review and assess its own performance at least annually.

27.   To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the independent auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the financial statements and periodic reports and the responsibility of the independent auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate or conform to GAAP or otherwise comply with applicable laws.

APPENDIX B—1999 EQUITY INCENTIVE PLAN, AS AMENDED

CERUS CORPORATION

1999 EQUITY INCENTIVE PLAN

Adopted April 30, 1999
Approved By Stockholders July 2, 1999
Amended March 27, 2000
Approved By Stockholders May 11, 2000
Amended March 29, 2001
Approved By Stockholders May 23, 2001
Amended April 29, 2002
Approved By Stockholders June 5, 2002
Amended February 14, 2003
Approved By Stockholders June 13, 2003
Amended April 28, 2005

Termination Date: April 29, 2009

1.                 PURPOSES.

(a)    Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Employees and Directors of, and Consultants to, the Company and its Affiliates.

(b)    Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c)    General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                 DEFINITIONS.

(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Code” means the Internal Revenue Code of 1986, as amended.

(d)    “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)    “Common Stock” means the common stock of the Company.

(f)     “Company” means Cerus Corporation, a Delaware corporation.

(g)    “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors.

(h)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s

Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i)     “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)     “Director” means a member of the Board of Directors of the Company.

(k)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)     “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t)     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w)   “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)    “Plan” means this Cerus Corporation 1999 Equity Incentive Plan.

(y)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)  “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(bb)  “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc)  “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                 ADMINISTRATION.

(a)    Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b)    Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 12.

(iv)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)    Delegation to Committee.

(i)     General.   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Committee of Outside or Non-Employee Directors.   In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.                 SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.   Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million six hundred eighty thousand (5,680,000) shares of Common Stock.

(b)    Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)    Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                 ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)    Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Section 162(m) Limitation.   Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Common Stock during any calendar year.

(d)    Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.                 OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term.   Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Exercise Price of an Incentive Stock Option.   Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Exercise Price of a Nonstatutory Stock Option.   The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)    Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of outstanding shares of Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e)    Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)     Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)    Vesting Generally.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)    Termination of Continuous Service.   In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i)     Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s

Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)     Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)   Death of Optionholder.   In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)     Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.                 PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)    Stock Bonus Awards.   Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)    Vesting.   Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv)   Transferability.   Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)    Restricted Stock Awards.   Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Purchase Price.   The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)    Consideration.   The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)  Vesting.   Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)   Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v)     Transferability.   Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.                 COVENANTS OF THE COMPANY.

(a)    Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)    Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.                 USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a)    Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)    No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)    Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)    Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)     Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the

Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    Capitalization Adjustments.   If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)    Change in Control—Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)    Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger.   In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.          AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)    Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)    Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)    Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.          CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX C—EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

CERUS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Adopted July 24, 1996
Approved By Stockholders January 14, 1997
Amended April 15, 2003
Approved By Stockholders June 13, 2003
Amended April 27, 2004
Approved By Stockholders June 11, 2004
Amended April 28, 2005

1.                 PURPOSE.

(a)   The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Cerus Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)   The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)   The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)   The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.                 ADMINISTRATION.

(a)   The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii)   To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii)  To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)  To amend the Plan as provided in paragraph 13.

(v)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c)   The Board may delegate administration of the Plan to a committee comprised of one or more persons (the “Committee”), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act” and “Rule 16b-3”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.                 SHARES SUBJECT TO THE PLAN.

(a)   Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate eight hundred twenty thousand five hundred (820,500) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.                 GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.                 ELIGIBILITY.

(a)   Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)   The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii)   the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)  the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c)   No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)   An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)   Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.                 RIGHTS; PURCHASE PRICE.

(a)   On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b)   In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the

Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)   The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii)   an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.                 PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)   An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b)   At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(d)   Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.                 EXERCISE.

(a)   On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b)   No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.                 COVENANTS OF THE COMPANY.

(a)   During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b)   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.          USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.          RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)   If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)   In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.          AMENDMENT OF THE PLAN.

(a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i)    Increase the number of shares reserved for rights under the Plan;

(ii)   Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii)  Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)   Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.          DESIGNATION OF BENEFICIARY.

(a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly

15.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)   The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to such effective date.

CERUS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 6, 2005

9:00 a.m. (local time)

CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

Cerus Corporation
2411 Stanwell Drive
Concord, CA 94520	PROXY

The proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 6, 2005.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s administrative offices, located at 2411 Stanwell Drive, Concord, California 94520 on Monday, June 6, 2005 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cerus Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

/*\ Please detach here /*\

Management Recommends a Vote FOR the Nominees for Directors Listed Below.

1. To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.		01 Timothy B. Anderson 02 Bruce C. Cozadd 03 Claes Glassell
☐ Vote FOR both nominees (except as marked)	☐ Vote WITHHELD from both nominees
(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Management Recommends a Vote FOR Proposals 2, 3 and 4 below.

2. To approve the Company’s 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 900,000 shares.		☐ For	☐ Against	☐ Abstain
3. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 250,000 shares.		☐ For	☐ Against	☐ Abstain
4. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.		☐ For	☐ Against	☐ Abstain
Address Change? Mark Box ☐ Indicate changes below:

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.